CUSTODIAN ACCOUNT CHARGE

                              DATED: December 2003

                                      AMONG

                               SEA CONTAINERS LTD.

                                     - AND -

                                  CITIBANK N.A.

                                     - AND -

                        CITICORP TRUSTEE COMPANY LIMITED

                                     - AND -

                           CITIBANK INTERNATIONAL PLC




                               MELLO JONES MARTIN
                                   Reid House
                                31 Church Street
                                 Hamilton HM 12
                                     Bermuda

THIS CUSTODIAN ACCOUNT CHARGE is made on the         day of December, 2003

AMONG


(1) SEA CONTAINERS LTD. (the "Chargor"), a Bermuda exempted company of registered address 41 Cedar Avenue, Hamiton HM12, Bermuda and whose address for the services of notices is C/o Sea Containers Services Limited, 20 Upper Ground, London SE1 9PF (attention: Company Secretary) (fax number 44 207 805 5900).

       and

(2)    The "Custodian" (as defined below)

       and

(3) CITICORP TRUSTEE COMPANY LIMITED as Trustee for and on behalf of the Secured Parties (the "Trustee") of Citigroup Centre, Canada Square, Canary Wharf, E14 5LB (attention Agency and Trust) (fax number 44 207 500
       5857)

       and

(4)    CITIBANK INTERNATIONAL PLC (the "Agent")


WHEREAS

A. A revolving credit loan facility will be made available to Sea Containers British Isles Limited (the "Borrower") pursuant to a secured loan facility agreement for US $158,000,000 dated 10 June 2003 (as amended from time to time thereafter, including by the Amendment Agreement with, amongst others, Citigroup Global Markets Limited and others as the Lenders and Citicorp Trustee Company Limited as Trustee;

B. As security for the payment and performance of the Secured Obligations the Chargor has agreed to charge, inter alia, all of its right, title and interest to and in the Charged Portfolio in favour of the Trustee for the benefit of the Secured Parties; and

C. It is a condition precedent to the Lenders extending credit pursuant to the Facility Agreement that the Chargor shall execute this Charge in favour of the Trustee.

NOW THIS CHARGE WITNESSETH as follows:


Definitions and Interpretation

1.1 In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:


       "Amendment Agreement" means the amendment to the Facility Agreement dated on or about the date of this Agreement.

       "Authorised Representative" has the meaning ascribed to it in the Escrow Agreement;

       "Borrower" means Sea Containers British Isles Limited;

       "Business Day" means any day on which banks in Bermuda and New York are open for business;

       "Charge" means this charge;

       "Charged Portfolio" means the Shares and the Related Assets;

       "Charged Portfolio Rights" means all rights, powers and remedies of the Trustee provided by this Agreement or by law;

       "Company" means Orient-Express Hotels Ltd (registered number 13215);

       "Conveyancing Act" means the Conveyancing Act, 1983;

       "Custody Account" means the custody account opened in the books of Citibank N.A for the purpose of holding the charged portfolio.

       "Escrow Agreement" means the escrow agreement between the Custodian and the Chargor dated on or about the date hereof;

       "Facility Agreement" has the meaning given in Recital A;

       "Parties" means the parties to this Charge;

       "Related Assets" means all other rights, benefits and proceeds in respect of or derived from the Shares (whether by way of redemption, bonus, preference, option, substitution, conversion or otherwise) other than dividends, interests and other monies payable in respect of the Shares;

       "Secured Obligations" means all obligations at any time due, owing or incurred by any Obligor to the Secured Parties under the Finance Documents, whether present or future, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity);

       "Security" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

       "Security Period" means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by payment in full of the Secured Obligations; and

       "Shares" means, collectively, (i) the 2,459,399 Class B Shares and (ii) the 2,459,399 Class A Shares issuable upon conversion of such Class B Shares into Class A Shares and (iii) 11,943,901 Class A Shares in the share capital of Orient Express Hotels Limited (E.C. number 13215) held by, to the order or on behalf of the Chargor.

Incorporation by Reference

1.2 Terms defined in the Facility Agreement shall, unless otherwise defined herein, have the same meaning herein.

Construction

1.3    Unless a contrary indication appears, in this Charge:

       1.3.1 references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by any other provisions from time to time in effect and shall include references to any provisions of which they are re-enactments (whether with or without modification);

       1.3.2 references to clauses and schedules are references to clauses hereof and schedules hereto, references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

       1.3.3 references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

       1.3.4 references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

       1.3.5 references to assets include property, rights and assets of every description;

       1.3.6 references to any agreement are to be construed as references to such agreement as amended, restated, supplemented, novated or otherwise modified from time to time;

       1.3.7 references to any document are to be construed as references to such document as amended or replaced from time to time;

       1.3.8 an Event of Default is "continuing" until it has been waived in writing by, or remedied to the satisfaction of, the Trustee; and

       1.3.9 the headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

1.4 It is intended by the Parties to this Charge that this document shall take effect as a deed despite the fact that a Party other than the Chargor may only execute this Charge under hand.

Representations and Warranties

2.1    The Chargor hereby represents and warrants to the Trustee that:

       2.2.1 it is duly incorporated and validly existing under the laws of its jurisdiction of incorporation;

       2.2.2 it has not sold or disposed of, and (other than with respect to a sale of all or part of the Charged Portfolio by the Agent or as directed by or consented to by the Agent) will not sell or dispose of, the benefit of all or any of its rights, title and interest or as directed by or consented to by the Agent in the Charged Portfolio without the prior written consent of the Trustee;

       2.2.3 it is and (until discharge of the security created by this Charge by payment in full of all of the Secured Obligations or, with respect to all or part of the Charged Portfolio, until sale of all or such part of the Charged Portfolio by the Agent or as directed by or consented to by the Agent), will be, the legal and beneficial owner of all of the Charged Portfolio, free from any Security, (other than those created by this Charge) and the Charged Portfolio is free from any options or rights of pre-emption;

       2.2.4 neither it, nor any of its assets, enjoys a right of immunity from set off, suit or execution in respect of its obligations under this Agreement and the Escrow Agreement;

       2.2.5 it does not hold any interest in the Charged Portfolio as trustee of any trust;

       2.2.6 it has full power and authority (i) to be the legal and beneficial owner of the Charged Portfolio legally and beneficially owned by it; (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge;

       2.2.7 it has taken all corporate and other action required to approve its execution, delivery and performance of this Charge;

       2.2.8 this Charge constitutes the Chargor's legal, valid and binding obligations enforceable against the Chargor in accordance with its terms except as such enforcement may be limited by any relevant bankruptcy, insolvency, administration or similar laws affecting creditors' rights generally;

       2.2.9 the entry into and performance by the Chargor of this Charge does not violate (i) any law or regulation of any governmental or official authority, or (ii) any agreement, contract or other undertaking to which the Chargor is a party or which is binding upon the Chargor or any of its assets;

       2.2.10 all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge have been obtained and are in full force and effect;

       2.2.11 the granting of the security constituted by the Charge will be in the commercial interests of the Chargor;

       2.2.12 it is able (and upon execution of this Charge will continue to be able) to meets its liabilities as they fall due for payment and (based upon its most recent quarterly management accounts) the value of its assets exceed the value of its liabilities, taking into account any contingent or prospective liabilities; and

       2.2.13 all Shares constituting part of the Charged Portfolio are fully paid and it undertakes to pay all calls or other payments due in respect of any part of the Charged Portfolio. If the Chargor fails to make any such payment the Trustee may make that payment on behalf of the Chargor and any sums so paid by the Trustee shall be reimbursed by the Chargor on demand, together with interest on those sums. Such interest shall be calculated from the due date up to the actual date of payment (after, as well as before, judgement) at such commercial rate as the Trustee may reasonably determine.

Covenants

3.1    The Chargor hereby covenants with the Trustee:

       3.1.1 on demand, to pay all amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other monies as are stated in the Facility Agreement and this Charge to be payable by the Chargor or to be recoverable from the Chargor by the Trustee (or in respect of which the Chargor agrees in the Facility Agreement) at the times and in the manner specified in the Facility Agreement;

       3.1.2 on demand, to pay interest on any such amounts, interests, expenses, claims, liabilities, losses, costs, duties, fees, charges or other monies referred to in clause 3.1.1 from the date on which the relevant amount, interest, expense, liability, loss, cost, duty, fee, charge or other money is due under the terms of the Facility Agreement or this Charge until the date of payment thereof to the Trustee entitled thereto (both before and after any relevant judgement) at the rate prescribed by the Facility Agreement;

       3.1.3 to deliver and deposit with the Custodian on or before the date of this Charge the following documents:

              (a)    all share certificates representing the Shares;

              (b) duly executed undated share transfers in respect of all the shares;

              (c) a certified copy of a letter from the Bermuda Monetary Authority (in form and substance satisfactory to the Trustee) granting permission for the transfer of the Shares to the Trustee or its nominees in the event that the Trustee exercises its rights hereunder; and

              (d) an irrevocable proxy in form and substance satisfactory to the Trustee in favour of the Trustee;

       3.1.4 on demand of the Trustee, and at the expense of the Chargor, to execute and deliver to the Trustee, or to such person or persons as the Trustee may nominate, such additional charge or charges of the Charged Portfolio (or any part thereof) for the purpose of further security for the payment and discharge of all Secured Obligations, each such additional charge to be in such form as the Trustee may reasonably require; and

       3.1.5 during the continuance of this Charge, to procure that promptly upon the accrual, offer or issue of any Related Assets (in the form of stocks, shares, warrants or other securities) in which the Chargor has a beneficial interest (i) all certificates and other documents of title representing those Related Assets and (ii) such stock transfer forms or other instruments of transfer (executed in blank by or on behalf of the Chargor) in respect of those Related Assets as the Trustee may request, shall be delivered to the Trustee.

Security

4.1 In consideration of the Lenders providing financial accommodation to the Borrower, at the Chargor's request, the Chargor acknowledges giving this Charge and incurring obligations and granting rights under this Charge.

4.2 The Chargor as legal and beneficial owner, hereby charges and assigns, and agrees to assign, all of the assets comprising the Charged Portfolio to the Trustee as continuing security, inter alia, for the due and prompt payment of the Secured Obligations.

4.3    The Charged Portfolio shall remain subject to this Charge until:

       (a) so long as (i) no Event of Default shall have occurred and be continuing and (b) the aggregate of the Market Value of the Charged Portfolio exceeds the Required Security Coverage Amount, the Chargor may sell any Charged Portfolio in accordance with this Clause 7774.3; provided that no such sale will cause the Market Value of the Charged Portfolio to fall below the Required Security Coverage Amount. To initiate any such sale, the Chargor will provide notice (in substantially the form attached hereto as Exhibit A) to the Agent and the Custodian (with a copy to the Trustee) of its intent to sell a specified amount of securities to a designated purchaser. Upon receiving such notice counter-signed by the Agent, the Custodian, for and on behalf of the Trustee, will deliver such securities to such designated purchaser in exchange for payment of the purchase price therefore and such purchase price will be for the account of the Chargor;

       (b)    to  initiate a sale of Charged  Portfolio  pursuant to Clause 20.2
              (a)(ii) of the Facility Agreement, the Chargor will provide notice (in substantially the form attached hereto as Exhibit B) to the Agent and the Custodian (with a copy to the Trustee) of its intent to sell a specified amount of securities to a designated purchaser. Upon receiving such notice, the Custodian, for and on behalf of the Trustee, will deliver such securities to such designated purchaser in exchange for payment of the purchase price therefor and such purchase price will be for the account of the Chargor.The Custodian will deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation
              - Secured Shares) of the Facility Agreement; or

       (c) with respect to all or part of the Charged Portfolio (and if part of the Charged Portfolio only such part), the Agent directs the Trustee to release all or such part of the Charged Portfolio by means of an Agent Transfer Instruction (as defined in the Escrow Agreement); or


       (a) upon the Trustee being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full and the Chargor directing the release of the Charged Portfolio by means of a Company Transfer Instruction (as defined in the Escrow Agreement).

4.4    This Charge is:

       (a) a first fixed charge on all present and future assets comprising the Charged Portfolio; and

       (b)    a  first  floating   charge  on  all  present  and  future  assets
              comprising the Charged Portfolio not otherwise subject to the fixed charge referred to in clause 4.3(a).

4.5 This Charge is intended to take priority over any or all other Security made or given by the Chargor on or over the Charged Portfolio.

4.6 The Chargor hereby covenants that during the Security Period it will remain the legal and beneficial owner of the Charged Portfolio (subject only to the Security created by this Charge and other than with respect to a sale of all or part of the Charged Property by the Agent or as directed by or consented to by the Agent) and that it will not:

       4.6.1 create or suffer the creation of any Security (other than those created by this Charge) on or in respect of, or any other restriction on the ability to transfer or realise, the whole or any part of the Charged Portfolio or any of its interest therein, or agree to do so;

       4.6.2 sell, assign, transfer or otherwise dispose of any of its rights, title and interest in the Charged Portfolio except as permitted hereunder and under the Facility Agreement or as directed by or consented to by the Agent;

       4.6.3 exercise any voting rights in relation to the Charged Portfolio in any manner in favour of, or otherwise permit or agree to (i) any variation of the rights attaching to or conferred by all or any part of the Charged Portfolio or (ii) any increase in the issued share capital of the Company which in the opinion of the Trustee would prejudice the value of, or the ability of the Trustee to realise, the security created by this Charge; or

       4.6.4 upon and after the occurrence of an Event of Default, vote in respect of any of the Shares or other securities forming part of the Charged Portfolio or receive (except for immediate deposit into the Custodian Account) any dividends or other distributions paid in respect of any of the Shares or other securities forming part of the Charged Portfolio.

4.7 If the Chargor creates (or purports to create) any Security on or over any of the Charged Portfolio not expressed to be subject to a fixed charge under this Charge (a "Floating Charge Asset") without the prior written consent of the Trustee or if any third party levies or attempts to levy any distress, attachment, execution or other legal process against any such Floating Charge Asset, the floating charge created by this Charge will automatically (without notice) be converted into a fixed charge over the relevant Floating Charge Asset immediately before such event occurs.

4.8 If the floating charge has not otherwise taken effect as a fixed charge under clause 4.6 or by operation of law, it shall automatically and immediately crystallise and operate as a fixed charge, without any notice being given by the Trustee to the Chargor, over all the Charged Property in the event that:

       (a) an Event of Default has occurred and is continuing unremedied and unwaived; or

       (b) the Trustee is reasonably of the view that (i) the Charged Portfolio is in danger of being seized or (ii) any legal process or execution is being enforced against such assets or (iii) that the Charged Portfolio is otherwise in jeopardy, and by way of further assurance the Chargor shall promptly execute a fixed charge over all or such part of the property as the Trustee shall require.

4.9 At any time after this Charge has taken effect as a fixed charge over the Charged Portfolio, the Trustee may give notice in writing to the Chargor releasing the Charged Portfolio from that fixed charge;

4.10 When the Charged Portfolio is released from the fixed charge under clause 4.8, the Charged Portfolio will again be subject to:

       (i)    the floating charge under clauses 4.2, 4.3, and 4.4; and

       (ii)   the further operation of clauses 4.6 and 4.7.

4.11   It is hereby agreed that:

       (a) subject to the provisions of this Charge, if the floating charge crystallises under clause 4.7 over the proceeds of any debts or other moneys, then the Chargor must ensure that those proceeds it receives are paid to the Custodian Account or another account specified by the Trustee;

       (b) failure or delay by the Trustee to require the Chargor to comply with clause 4.7 will not constitute a waiver; and

       (c) without prejudice to clause 4.7, if the Trustee waives or is deemed to have waived the requirements of clause 4.7, this Charge shall still operate as a fixed charge over the relevant debt or other asset under which the relevant proceeds are payable or receivable.

4.12 The Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Portfolio and the Trustee shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof.

4.13 Upon the Trustee being satisfied that the Secured Obligations have been unconditionally and irrevocably paid and discharged in full, and following a written request thereafter from the Chargor in accordance with clause 4.3, the Trustee will, subject to being indemnified to its reasonable satisfaction that the costs and expenses incurred by the Trustee in connection therewith shall be paid by the Chargor, release the security constituted by this Charge.

Custodian's Obligations and Release from Liability

5.1 The Chargor hereby authorises and directs the Custodian to hold all property from time to time comprised in the Custodian Account in the name or for the account of the Chargor and the Custodian agrees to operate and hold the Charged Portfolio in accordance with the terms of this Charge.

5.2 The Chargor hereby irrevocably authorises and directs the Custodian to transfer the Charged Portfolio comprised in the Custodian Account to the Trustee immediately upon receipt from the Agent of notice that an Event of Default has occurred (and, by means of an Agent Transfer Instruction (as defined in the Escrow Agreement), also as may be directed by the Agent) and agrees that the Custodian shall be under no duty to enquire as to whether or not an Event of Default has occurred and that this authorisation shall be irrevocable during the continuance of the security hereby created.

5.3 The Chargor hereby irrevocably instructs the Custodian that the Charged Portfolio shall be held unconditionally and irrevocably to the order of the Trustee in support of all of the Secured Obligations.

5.4 To the extent that there is a conflict between the Custodian duties, obligations and liabilities under this Charge and the Escrow Agreement, the terms of the Escrow Agreement shall prevail.

5.5 The Chargor hereby agrees that, in the performance of its duties under clauses 5.1 to 5.3 the Custodian shall be the agent of the Chargor, and that the Custodian is hereby released from any liability whatsoever to the Chargor howsoever arising in connection with the performance of the Custodian's responsibilities hereunder, in the absence of fraud or dishonesty.

Dealings with Charged Portfolio

6.1 Subject to the provisions of clauses 3.1, 4 and 9, unless and until an Event of Default has occurred and is continuing:

       6.1.1 the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Portfolio or any part thereof for all purposes not inconsistent with the terms of this Charge and/or of the Facility Agreement; and

       6.1.2 the Chargor shall be entitled to receive and retain any dividends, interest or other monies or assets accruing on or in respect of the Charged Portfolio or any part thereof.

6.2 The Chargor shall pay all calls, instalments or other payments, and shall discharge all other obligations, which may become due in respect of any of the Charged Portfolio, and upon the occurrence of an Event of Default, the Trustee may (but for greater certainty shall not be obligated to) if it thinks fit make such payments or discharge such obligations on behalf of the Chargor. Any sums so paid by the Trustee in respect thereof shall be repayable on demand (with interest payable thereon from the date of demand until paid at the Default Rate) and pending such repayment of such sums shall constitute part of the Secured Obligations.

6.3 The Trustee shall not have any duty to ensure that any dividends, interests or other monies and assets receivable in respect of the Charged Portfolio are duly and punctually paid, received or collected as and when the same become due and payable or to ensure that the correct amounts (if any) are paid or received on or in respect of the Charged Portfolio or to ensure the taking up of any (or any offer of any) stocks, shares, rights, monies or other property paid, distributed, accruing or offered at any time by way of redemption, bonus, rights, preference or otherwise on or in respect of, any of the Charged Portfolio.

Preservation of Security

7.1    It is hereby agreed and declared that:

       7.1.1 the security created by this Charge shall be held by the Trustee as continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of part only of the Secured Obligations;

       7.1.2 the Trustee shall not be bound to enforce any other security before enforcing the security created by this Charge;

       7.1.3 no delay or omission on the part of the Trustee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Trustee may deem expedient; and

       7.1.4 any waiver by the Trustee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it was given.

7.2 Any settlement or discharge under this Charge between the Trustee and the Chargor shall be conditional upon no security or payment to the Trustee by the Chargor or any other person being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Trustee shall be entitled to recover from the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

7.3 The rights of the Trustee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security in whole or in part, including without limitation, and whether or not known to or discoverable by the Chargor, the Trustee or any other person:

       7.3.1 any time or waiver granted to or composition with the Chargor or any other person;

       7.3.2 the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Chargor or any other person;

       7.3.3  any   legal   limitation,    disability,   incapacity   or   other
              circumstances relating to the Chargor or any other person;

       7.3.4 any amendment or supplement to the Facility Agreement or any other document or security;

       7.3.5 the dissolution, liquidation, amalgamation, reconstruction or reorganisation of the Chargor or any other person; and

       7.3.6 the unenforceability, invalidity or frustration of any obligations of the Chargor or any other person under the Facility Agreement or any other document or security.

7.4 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Trustee, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Trustee of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor, the Borrower and any guarantor:

       7.4.1 exercise any rights of subrogation in relation to any rights, security or monies held or received or receivable by the Trustee or any person; 7.4.2 exercise any right of contribution from any co-surety liable in respect of such monies and liabilities under any other guarantee, security or agreement;

       7.4.3  exercise  any  right  of  set-off  or  counterclaim   against  any
              co-surety;

       7.4.4 receive, claim or have the benefit of any payment, distribution, security or indemnity from any co-surety; or

       7.4.5 unless so directed by the Trustee (when the Chargor will prove in accordance with such directions) claim as a creditor of any co-surety in competition with the Trustee.

       The Chargor shall hold in trust for the Trustee, and forthwith pay or transfer (as appropriate) to the Trustee, any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by it.

7.5 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Trustee, the Trustee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Trustee for as long as it may think fit, any monies received, recovered or realised under this Charge or under any other guarantees, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

Variation and Extension of Statutory Powers

8.1 The power of sale or other disposal in clause 9.1 shall operate as a variation and extension of the statutory power of sale under Section 30 of the Conveyancing Act. The Trustee shall have all the rights, powers, authorities, discretions or remedies conferred on mortgagees and/or receivers by this Charge, the Conveyancing Act and any applicable rule of law or equity. The Trustee shall be entitled to exercise each and every of its Charged Portfolio Rights to the fullest extent except where such exercise shall be prohibited by Bermuda law. If there is any ambiguity or conflict between the powers contained in the Conveyancing Act and those contained in this Charge, the provisions of this Charge shall (so far as the law allows) prevail.

8.2 Without prejudice to the generality of clause 8.1, neither the restrictions contained in Section 31 of the Conveyancing Act on the exercise of a power of sale by a mortgagee nor the restrictions on the consolidation of mortgages contained in Section 29 of the Conveyancing Act shall apply to the security constituted by this Charge.

Powers on Default

9.1 If an Event of Default occurs and is continuing, the Trustee shall have an immediately exercisable power of sale and the Trustee may at any time and from time to time without notice do one or more of the following in a manner and on terms which the Trustee in its absolute discretion thinks fit, but without any obligation and with prejudice to any other Charged Portfolio Rights of the Trustee whether express or implied or otherwise and notwithstanding any prior delay, non-exercise or waiver of such Charged Portfolio Rights:

       9.1.1 may solely and exclusively exercise (or refrain from exercising) all voting and/or consensual powers and rights pertaining to the Charged Portfolio or any part thereof and may exercise such powers and rights in such manner as the Trustee may think fit; and/or

       9.1.2 may receive and retain all dividends, interest or other monies or assets accruing on or in respect of the Charged Portfolio or any part thereof, such dividends, interest or other monies or assets to be held by the Trustee, until applied in the manner described in clause 10 as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other monies or assets received by the Chargor after such time shall be held in trust by the Chargor for the Trustee and paid or transferred to the Trustee on demand;

       9.1.3 may sell, transfer, grant options over or otherwise dispose of the Charged Portfolio or any part thereof at such place and in such manner and at such price or prices as the Trustee may deem fit, and thereupon the Trustee shall have the right to deliver, assign and transfer in accordance therewith the Charged Portfolio so sold, transferred, granted options over or otherwise disposed of; and/or

       9.1.4 may solely and exclusively exercise all rights attaching to any Shares.

9.2 Upon or at any time after the occurrence of any Event of Default, the Chargor hereby irrevocably authorises the Trustee to give, and the Custodian to accept and act upon, instructions concerning the Chargor's interest in the Custodian Account and the other Charged Portfolio and to provide for the payment of amounts directly to an account of the Trustee or otherwise arrange for amounts to be applied towards the discharge of the Secured Obligations.

9.3 The Trustee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to make any claim or to take any action to collect any monies assigned by this Charge or to enforce any rights or benefits assigned to the Trustee by this Charge or to which the Trustee may at any time be entitled hereunder.

9.4 Upon any sale of the Charged Portfolio or any part thereof by the Trustee, the purchaser shall not be bound to see or enquire whether the Trustee's power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Trustee, and the receipt of the Trustee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefore.

Application of Proceeds

10.1 All monies received by the Trustee pursuant to this Charge shall be applied or paid:

       10.1.1 FIRSTLY to satisfy all such expenses, liabilities, losses, costs, duties, fees, charges or other monies whatsoever as may have been paid or incurred by the Trustee in exercising any of the powers specified or otherwise referred to in this Charge;

       10.1.2 SECONDLY: in or towards satisfaction of any amounts in respect of the balance of the Secured Obligations as are then accrued, due and payable or are then due and payable by virtue of payment demanded, in such order or application as the Trustee shall think fit;

       10.1.3 THIRDLY: in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Trustee) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this clause 10.1; and

       10.1.4 FOURTHLY: to the Chargor.

10.2 Neither the Trustee nor its agents, managers, officers, employees, delegates and advisers shall be liable for any claim, demand, liability, loss, damage, cost of expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of gross negligence or dishonesty.

10.3 The Trustee shall not by reason of the taking of possession of the whole or any part of the Charged Portfolio or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default of omission for which a mortgagee-in-possession might be liable.

10.4   At any time that (i) an Event of Default has occurred and is  continuing,
       (ii) a petition or application is presented for the making of an administration order in relation to the Chargor, (iii) the Chargor or any other person gives written notice of its intention to appoint an administrator to the Chargor, or (iv) the Chargor requests the appointment of a receiver, the Trustee may at its option appoint a Receiver of the Charged Portfolio. The power to appoint a Receiver over all of the Charged Portfolio may be exercised whether or not a Receiver has already been appointed over part of it. Subject to any specific limitations in the terms of appointment, a Receiver has the powers conferred on receivers by law or equity in addition to all the Trustee's powers hereunder.

10.5 The Trustee may remove a Receiver. If a Receiver is removed, then the Trustee may appoint a new Receiver without prejudice to the power to appoint a further Receiver at any time.

10.6 The Trustee may fix the remuneration of any Receiver at a rate determined by the Trustee from time to time.

10.7 A Receiver is the agent of the Chargor and the Chargor is solely responsible for the acts and defaults and the remuneration paid to the Receiver.

10.8 A Receiver may delegate his powers, including this power of delegation, to any person for any period.

Trustee's Rights

11.1 The Trustee, to the exclusion of the Chargor, may at any time after the occurrence and during the continuation of an Event of Default directly exercise all the rights, powers, authorities and discretions of the Chargor (including, without limitation, the right to give or withhold consents, grants, waivers or make any demand or determination) in respect of the Chargor's interest in the Custodian Account and the other Charged Portfolio and with no obligation to have regard to the interests of the Chargor.

11.2 The Trustee shall not be obliged, before enforcing this Agreement, to exercise any right, remedy, power or privilege conferred on it under this Agreement or by applicable law and, in particular, (i) to make any demand on the Chargor, or (ii) to take any legal proceedings against the Chargor or any co-surety, or (iii) to make or file any claim in the winding up of the Chargor, or (iv) to exercise any other lien, guarantee, right or remedy which the Trustee may have for the Secured Obligations.

11.3 The Trustee may place and keep any money received under or by virtue of this Charge (whether before or after the insolvency or liquidation of the Chargor) to the credit of a suspense account for so long as the Trustee may think fit in order to preserve the rights of the Trustee to sue or prove for the whole amount of its claims against the Chargor or any other person.

Further Assurances

12.1 The Chargor shall execute and do all such assurances, acts and things as the Trustee, in its absolute discretion, may require for:

       12.1.1 perfecting, protecting or ensuring the priority of the security hereby created (or intended to be created);

       12.1.2 preserving or protecting any of the rights of the Trustee under this Charge;

       12.1.3 ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall enure to the benefit of any assignees or successors of the Trustee;

       12.1.4 facilitating the appropriation or realisation of the Charged Portfolio or any part thereof; or

       12.1.5 the exercise of any power, authority or discretion vested in the Trustee under this Charge,

       in any such case, forthwith upon demand by the Trustee and at the expense of the Chargor.

Indemnities

13.1 The Chargor will indemnify and save harmless the Trustee, and each agent or attorney appointed under or pursuant to this Charge, from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by the Trustee or such agent or attorney:

       13.1.1 in the exercise or purposed exercise of any rights, powers or discretions vested in them pursuant to this Charge;

       13.1.2 in the preservation or enforcement of the Trustee's rights under this Charge or the priority thereof; or

       13.1.3 in the release of all or any part of the Charged Portfolio from the security created by this Charge; or

       13.1.4 as a result of the failure on the part of the Chargor to perform its obligations hereunder,

       and the Trustee, or such agent or attorney, may retain and pay all sums in respect of the same out of money received under the powers conferred by this Charge. All amounts recoverable by the Trustee or such agent or attorney or any of them shall be recoverable on a full indemnity basis.

Power of Attorney (Trustee)

14.1 The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Trustee and any person deriving title under it, jointly and also severally, to be its attorney to execute and complete in favour of the Trustee or its nominees or (upon a sale) of any purchaser any documents which the Trustee may from time to time require for perfecting its title to or for vesting any of the assets and property hereby charged or assigned in favour of the Trustee or its nominees or (upon a sale) any purchaser and to give effectual discharges for payments, to take and institute on non-payment (if the Trustee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Trustee for the recovery of such monies, property and assets hereby charged, and to agree accounts and make allowances and give time or other indulgences to any surety or any other person liable and otherwise generally for it and in its name and on its behalf and as its act and deed or otherwise to execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the monies, property and assets hereby charged, and all such deeds, instruments acts and things (including, without limitation, those referred to in clause 12) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper or in connection with any of the purposes aforesaid. The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do. In relation to the power referred to herein, the exercise by the Trustee of such powers shall be conclusive evidence of its right to exercise the same.

14.2 The rights of the Trustee as attorney hereby granted pursuant to clause 14 are separate and mutually exclusive from those granted to the Agent pursuant to clause 15.

15.1   Power of Attorney (Agent)

At any time following the occurrence of a Sales Date, the Agent (acting on the instructions of the Majority Lenders) shall have the right to sell (whether by exercise of its rights and powers under the power of attorney of the Chargor in favour of the Agent provided pursuant to Clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent) (the "Power of Attorney") of the Facility Agreement or otherwise) Secured Shares at such times, in such manner, and in such volumes as the Agent may direct in its absolute discretion including, without limitation, by way of: 15.1.1 trade sale to a strategic or financial buyer;

       15.1.2 unregistered block trade or private placement;

       15.1.3 public sales under a shelf registration statement of OEH filed with the SEC, with the Chargor acting solely upon the instructions of the Agent or the Agent selling on behalf of the Chargor under the Power of Attorney, in each case including an underwritten offering;

       15.1.4 unsolicited   broker's   transactions   or  sales   directly  with
              marketmakers, in each case pursuant to Rule 144 under the Securities Act, and the Chargor shall take, and shall use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will take, any action necessary, and shall provide, and shall use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will provide, any manner of assistance as the Agent may require in connection with such sale provided that the proceeds of such sale by the Agent pursuant to this Clause 15.1 should not exceed an amount required to ensure that, after such proceeds are utilised by the Agent in prepayment of the Loans, the Chargor is, as far as possible, in compliance with Clause 20.1 (Coverage Amount) of the Facility Agreement.

15.2   OEH Share Sale

In connection with the sale (in any manner whatsoever) of the Secured Shares after a Sales Date, the Chargor shall promptly do, and shall use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will do, all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favour of the Agent or its nominees).

15.3   Secured Shares

In connection with the sale (in any manner whatsoever) of the Secured Shares, under that Clause the Chargor shall promptly do, and shall use its commercially reasonable best efforts to cause OEH to do, all such acts or execute all such documents as the Agent may reasonably specify (and in such form as the Agent may reasonably require in favour of the Agent or its nominees).

15.4   Registration Rights and Indemnity Agreement

       (a)    Without   prejudice  to  Clause  7.8  (Mandatory   Prepayment  and
              Cancellation - Secured Shares) and Clause 20 (Financial Covenants and Security Cover) of the Facility Agreement:

              (i)    Filing and Effectiveness

In connection with the Power of Attorney and the pledge (the "Pledge") by the Chargor of all of the Class A Shares (the "A Shares") now or hereafter owned by Chargor and all of the Class B Shares now or hereafter owned by Chargor ("B Shares" and, together with the A Shares, the "Shares") provided pursuant to Clause 4 (Conditions of Utilisation) and Schedule 2 (Conditions Precedent) of the Facility Agreement, the Chargor agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

                     (A)    promptly  (but in any event  within  three  Business
                            Days) upon request of the Agent, if necessary, file an amendment to the registration statement on Form S-3 (File No. 333-102576) filed by OEH pursuant to Rule 415 under the Securities Act (the "Existing Shelf Registration Statement") or file an amendment to the prospectus in the Existing Shelf Registration Statement pursuant to Rule 424(b) under the Securities Act, to provide for resales of all of (i) the A Shares held by Chargor (including all of the A Shares issuable upon conversion of all of the B Shares held by Chargor) and (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Chargor and/or the Agent, including an underwritten offering, and in the event the Existing Shelf Registration Statement becomes for any reason unavailable to permit public resales of A Shares by Chargor or Agent in the United States (other than pursuant to the terms of paragraph (b) (Suspension Periods) of this Clause 15.4), file with the SEC a new registration statement on Form S-3 (or any successor form thereto, or any other form available for use by OEH for the registration of resales of A Shares by Chargor and/or Agent) (a "New Shelf Registration Statement"; the Existing Shelf Registration Statement and the New Shelf Registration Statement are each referred to herein as a "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales of all of (i) the A Shares held by Chargor (including all of the A Shares issuable upon conversion of all of the B Shares held by Chargor) and (ii) such A Shares by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Chargor and/or the Agent, including an underwritten offering;

                     (B) use its commercially reasonable best efforts to cause any required New Shelf Registration Statement to be declared effective by the SEC as promptly as is practicable but in no event later than 75 days after the filing thereof (the applicable date being, in the case of either the Existing Shelf Registration Statement or the New Shelf Registration Statement, as applicable, the "Registration Statement Effective Date"); and

                     (C) at all times, use its commercially reasonable best efforts to keep the Shelf Registration Statement continuously effective and, including with respect to any prospectus contained therein (a "Prospectus"), supplemented and amended to the extent necessary to ensure that (i) it is available for resales by Chargor and/or the Agent and (ii) it conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the SEC promulgated thereunder as announced from time to time, for a period (the "Effective Period") ending:

              (1) in the event that Agent has taken possession of any Shares as a result of enforcement of the Pledge, when (i) the Agent is able to sell all of the Shares without restriction pursuant to the volume limitation provisions of Rule 144(e) under the Securities Act or any successor rule thereto or
                     (ii) all of the Shares so possessed by the Agent have been sold; or

              (2) in the event that the Agent has not taken possession of any Shares as a result of enforcement of the Pledge, when all amounts owed by Chargor and its affiliates to the Lenders under the Loan have been paid in full.

       (b)    Suspension Periods

Notwithstanding any provision of paragraph (a)(i)(C) of this Clause 15.4 (Registration Rights and Indemnity Agreement) to the contrary, the effectiveness of the Shelf Registration Statement may be suspended by written notice from Chargor or OEH to the Agent for a period not to exceed an aggregate of 30 days in any 90-day period (each such period, a "Suspension Period", and the aggregate of all such Suspension Periods shall not exceed an aggregate of 60 days in any 360 day period) if:

              (i) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the reasonable judgment of the Board of Directors of OEH, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

              (ii) OEH reasonably determines that the disclosure of such event at such time would have a Material Adverse Effect on the business of OEH and its subsidiaries, taken as a whole;

provided, however, that in the event the disclosure relates to a previously undisclosed proposed or pending material business transaction, the disclosure of which would impede the ability of OEH to consummate such transaction, a Suspension Period may be extended from 30 days to 45 days, subject in any event to the requirement that Suspension Periods shall not exceed an aggregate of 60 days in any 360-day period.


       (c)    Registration Procedures

In connection with the Shelf Registration Statement, Chargor agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will:

              (iii) advise the Agent promptly (but in any event within one Business Day):

                     (A) when the Prospectus or any Prospectus supplement or any New Shelf Registration Statement or post-effective amendment to any Shelf Registration Statement has been filed, and when any New Shelf Registration Statement or any post-effective amendment to any Shelf Registration Statement has become effective, (B) of any request by the SEC for amendments to a Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the SEC of any stop order suspending the effectiveness of a Shelf Registration Statement under the Securities Act, or the initiation of any proceeding for such purpose known to OEH, or (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in a Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in a Shelf Registration Statement or the Prospectus in order to make such statements therein not misleading;

              (iv) prepare and file with the SEC such amendments and post-effective amendments to a Shelf Registration Statement as may be necessary to keep it effective during the Effective Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed (if required) pursuant to Rule 424(b) under the Securities Act, and comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the sale or other disposition of all A Shares covered by the Shelf Registration Statement during the Effective Period in accordance with the intended method or methods of distribution by the Chargor or the Agent set forth in the Shelf Registration Statement or supplement to the Prospectus;

              (v) furnish to the Agent such number of conformed copies of each Shelf Registration Statement and of each amendment and supplement thereto (in each case including all exhibits and documents incorporated by reference), such number of copies of the Prospectus (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424(b) under the Securities Act relating to the Shares, in conformity with the requirements of the Securities Act, and such other documents as the Agent may reasonably request to facilitate the disposition of the Shares;

              (vi) at any time on or after the occurrence of a Sales Date, (A) promptly notify the Agent, at any time when a prospectus relating to the A Shares is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event known to OEH, as a result of which, the Prospectus included in the Shelf Registration Statement as then in effect includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and (B) at the request of the Agent as promptly as practicable, prepare and furnish to the Agent a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of A Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

              (vii) upon the occurrence of any event that would cause a Shelf Registration Statement or the Prospectus contained therein not to be effective and usable for the resale of A Shares during the Effective Period, file promptly an appropriate amendment to the Shelf Registration Statement or a report filed with the SEC pursuant to Section 13(a), 13(c) or 15(d) of the US Securities Exchange Act of 1934, as amended (the "Exchange Act"), and use its commercially reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter;

              (viii) if  at  any  time  the  SEC  shall  issue  any  stop  order suspending the effectiveness of a Shelf Registration Statement, use its commercially reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (ix) on or after the occurrence of a Sales Date, furnish to the Agent, at least five Business Days before filing with the SEC, a copy of any amendment to the Shelf Registration Statement and copies of any Prospectus supplement (excluding documents incorporated by reference therein), which amendment or supplement will be subject to the review of the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent), and

                     (A) not file any amendment to a Shelf Registration Statement or a Prospectus supplement (excluding documents incorporated by reference therein) to which the Agent (or any underwriters, broker-dealers or other agents acting on behalf of the Agent) shall reasonably object within three Business Days after the receipt thereof; and/or

                     (B) make such changes in such amendments or supplements prior to the filing thereof, if reasonably practicable, or prepare and file further amendments or supplements, as the Agent (or any underwriters, broker-dealers or other agents acting on behalf thereof) may reasonably request;

              (x) on and after the occurrence of a Sales Date, make representatives of OEH and its subsidiaries available for discussion and make available at reasonable times for inspection all financial and other records, pertinent corporate documents and properties of OEH and its subsidiaries as shall be reasonably necessary to enable the Agent and any underwriters, broker-dealers or agents acting on behalf of the Agent, and any attorney or accountant retained by any of them, to exercise any applicable due diligence responsibilities and to conduct a reasonable investigation within the meaning of the Securities Act, and cause OEH's officers, directors, managers and employees supply all information reasonably requested by the Agent and any underwriters, broker-dealers or agents acting on behalf thereof, and any attorney or accountant retained by any of them in connection with a Shelf Registration Statement; provided, however, that any information designated by OEH as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof and shall not be disclosed by the recipient thereof unless (i) disclosure of such information is necessary to avoid or correct a misstatement or omission in a Shelf Registration Statement, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) the release of such information or records is reasonably necessary to establish a defence to legal liability, or
                     (iv) the information has been made generally available to the public;

              (xi) on and after the occurrence of a Sales Date, promptly incorporate in a Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary (and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable), of such information as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request to have included therein, including, without limitation, (i) information relating to the "Plan of Distribution" of the A Shares, (ii) information with respect to the number of A Shares being sold to such underwriters or broker-dealers,
                     (iii) the purchase price being paid therefor and (iv) any other terms of the offering of the A Shares to be sold in such offering;

              (xii) otherwise comply with the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, and make available to its securityholders, as soon as reasonably practicable, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated thereunder;

              (xiii) use its commercially reasonable best efforts to cause the A
                     Shares covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States of America, any state thereof or the District of Columbia as may be necessary to enable the Agent (and any underwriters, broker-dealers or agents acting on behalf thereof) to consummate the disposition of such Shares in the United States;

              (xiv) cause to be maintained a transfer agent and registrar for all A Shares from and after the date of this Agreement;

              (xv) use its commercially reasonable best efforts to maintain the listing of the A Shares on the New York Stock Exchange, Inc.;

              (xvi) upon request of the Agent, in connection with any underwritten public offering of A Shares by the Agent (on its own behalf or on behalf of the Chargor) after a Sales Date has occurred, furnish to the Agent and to each underwriter, broker-dealer or agent acting on behalf of the Agent, a signed counterpart, addressed to the Agent (and to each underwriter, broker-dealer or agent acting on behalf of the Agent), of (i) certificates of officers of OEH and the Chargor, as the case may be, dated the date of closing under any Selling Agreement (as defined below), (ii) opinions of counsel to OEH dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, and (iii) comfort letters from the independent accountants of OEH (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement) dated the effective date of the applicable Shelf Registration Statement and the date of closing under any Selling Agreement, in each case covering substantially the same matters with respect to the Shelf Registration Statement (and the Prospectus) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in officers' certificates of issuers or selling securityholders in an underwritten public offering, as the case may be, opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters as any underwriters, broker-dealers or agents, as the case may be, may reasonably request; and

              (xvii) cooperate   with   the   Agent  in   connection   with  the
                     registration and qualification of the A Shares under the securities or Blue Sky laws of such jurisdictions as the Agent (and any underwriters, broker-dealers or agents acting on behalf of the Agent) may reasonably request, and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the A Shares covered by the Shelf Registration Statement; provided, however, that neither Chargor nor OEH shall be required to (i) register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or (ii) take any action that would subject it to general service of process in any jurisdiction where it is not now so subject or (iii) subject itself to taxation in any such jurisdiction where it is not so subject.

       (d)    Underwriting Arrangements

If an underwriting or similar agreement is entered into by the Agent (on its own behalf or on behalf of the Chargor) on or after the occurrence of a Sales Date, pursuant to which any A Shares will be sold to an underwriter or underwriters for reoffering, whether to the public pursuant to a Shelf Registration Statement or otherwise, or a sales agreement is entered into so that the A Shares will be sold to a broker-dealer as agent or principal, whether for reoffering to the public pursuant to the Shelf Registration Statement or otherwise (each, a "Selling Agreement"), Chargor shall, and agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH shall:

              (xviii)enter  into a Selling  Agreement  with  such  underwriters, broker-dealers or agents, as the case may be, such agreement to be in form and substance reasonably satisfactory to the Agent and such underwriters, broker-dealers or agents, as the case may be, containing such representations, warranties and other terms as are customary in agreements of such type, including without limitation indemnification and contribution provisions and procedures which provide rights no less protective than those set forth in Clause 15.4(e) (Indemnification) and Clause 15.4(f) (Contribution) hereof with respect to all parties to be indemnified by OEH and Chargor, including the Agent (and any underwriters, broker-dealers or other agents acting on behalf of the Agent);

              (xix) if the Shares are to be sold otherwise than pursuant to a Shelf Registration Statement, to cooperate with the Agent and such underwriters, broker-dealers or agents, as the case may be, and to prepare an offering memorandum or other offering document for use in connection with such offering;

              (xx) deliver such other documents and certificates as may be reasonably requested by each underwriter or broker-dealer to evidence compliance with any customary conditions contained in the Selling Agreement or other agreement entered into by Chargor and/or OEH pursuant to this Clause 15.4(d);

              (xxi) cooperate with the Agent and each underwriter, broker-dealer or agent participating in the disposition of A Shares and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc.; and

              (xxii) enter into such  agreements  and take such other actions as the Agent and such underwriters, broker-dealers or agents, as the case may be, may reasonably request in order to expedite or facilitate the disposition of the A Shares, including making appropriate officers of OEH reasonably available to the underwriters for meetings with prospective purchasers of the Shares and preparing and presenting to potential investors customary "road show" material in a manner consistent with offerings of other securities similar to the A Shares.

       (e)    Indemnification

              (xxiii)The  Chargor  agrees to  indemnify  and hold  harmless  the
                     Agent, each of the Lenders, each underwriter, broker-dealer or agent acting on behalf of the Agent or any Lender, each of their respective directors, officers, employees, limited and general partners (either direct or indirect) (and such partner's directors, officers, employees and agents) and agents, and each person, if any, who controls any of the foregoing persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person an "indemnified person"):

                     (B) from and against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to which such indemnified party may become subject under the Securities Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Shelf Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of or are based upon any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Prospectus, any amendment or supplement thereto, or any other offering document prepared or used in connection with the sale of any Shares, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading provided, however, that the Chargor shall not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information relating to the Agent or any Lender furnished to the Chargor in writing by the Agent expressly for use therein;

                     (C) against any and all losses, liabilities, claims, damages and expenses whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to paragraph (e)(xxv) of this Clause 15.4) any such settlement is effected with the written consent of Chargor; and

                     (D) against any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under paragraphs (A) or (B) above.


              (xxiv) Each  indemnified  party  shall give  notice as promptly as reasonably practicable to the Chargor of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Chargor shall not relieve it from any liability hereunder to the extent it is not actually and materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The Agent shall select counsel to the indemnified parties. The Chargor may participate at its own expense in the defence of any such action; provided, however, that counsel to the Chargor shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the Chargor be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from its own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. The Chargor shall not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification could be sought under this Clause 15.4(e) (whether or not the indemnified parties are actual or potential parties thereto), that (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to each indemnified party of a release from all liability arising out of or in respect of such litigation, investigation, proceeding or claim or (ii) would impose injunctive relief on any indemnified party or a statement or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

              (xxv) If at any time an indemnified party shall have requested the Chargor to reimburse the indemnified party for fees and expenses of counsel, the Chargor agrees that it shall be liable for any settlement of the nature contemplated by paragraph (e)(i)(B) of this Clause 15.4(e) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by the Chargor of the aforesaid request, (ii) the Chargor shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) the Chargor shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

              (xxvi) The  provisions of this Clause  15.4(e) and Clause  15.4(f)
                     (Contribution) shall be in addition to any other rights to indemnification or contribution which an indemnified party may have pursuant to law, equity, contract or otherwise. The indemnity and contributions provisions set forth in this Clause 15.4(e) and Clause 15.4(f) (Contribution) shall remain in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the transfer of the Shares by such indemnified party.

              (xxvii)The  indemnification  required by this Clause 15.4(e) shall be made by periodic payments of the amount thereof during the course of the investigation or defence, promptly as and when bills are received or loss, liability, damage or expense is incurred.

       (f)    Contribution

If for any reason the foregoing indemnity and reimbursement is unavailable or is insufficient to hold harmless an indemnified party under Clause 15.4(e)) (Indemnification), then the Chargor shall contribute to the amount paid or payable by such indemnified party as a result of any losses, liabilities, claims, damages and expenses (or actions or proceedings, whether commenced or threatened, in respect thereof), including, without limitation, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such losses, liabilities, claims, damages, expenses, actions or proceedings, in such proportion as is appropriate to reflect the relative fault of the Chargor on the one hand and the indemnified party on the other. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Chargor or OEH, on the one hand, or the indemnified party, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, or if the allocation provided in the second preceding sentence provides a lesser sum to the indemnified party than the amount hereinafter calculated, then the Chargor shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault but also the relative benefits to the Chargor and the indemnified party as well as any other relevant equitable considerations. The parties agree that it would not be just and equitable if contributions pursuant to this Clause 15.4(f) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Clause 15.4(f). Notwithstanding anything in this Clause 15.4(f) to the contrary, no Person (other than the Chargor) shall be required pursuant to this Clause 15.4(f) to contribute any amount in excess of the interest and fees received by such person under this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       (g)    Expenses of Registration

All Registration Expenses shall be borne by the Chargor. "Registration Expenses" shall mean all costs, fees and expenses incident to the offering and sale of (i) any or all of the A Shares held by Chargor (including all of the A Shares issuable upon conversion of all of the B Shares held by Chargor) and (ii) any or all of the A Shares held by the Agent following a Sales Date, in each case in accordance with the intended method or methods of distribution thereof as specified by Chargor and the Agent, including, without limitation, (a) all registration, filing, securities exchange listing and National Association of Securities Dealers fees, (b) all registration, filing, qualification and other fees and expenses of complying with securities or blue sky laws, (c) all word processing, duplicating, printing, messenger and delivery expenses, (d) the fees and disbursements of counsel for the Chargor and OEH and of the independent public accountants of OEH, including, without limitation, the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, (e) the reasonable fees and disbursements incurred by the Lenders and the Agent (including, without limitation, the reasonable fees and disbursements of any one counsel and any local counsel selected by the Agent), (f) reasonable premiums and other reasonable costs of policies of insurance against liabilities arising out of the offering of the Shares, (g) any fees and disbursements of underwriters, broker-dealers or agents customarily paid by issuers or sellers of securities, including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the A Shares and determination of their eligibility for investment under the laws of such jurisdictions, but excluding underwriting discounts and commissions and transfer taxes, if any, relating to A Shares and (h) fees and expenses of any other person retained or employed by the Chargor or OEH.

       (h)    Reports under the Exchange Act

              The Chargor agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will file the reports required to be filed by OEH under the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if OEH is not required to file such reports, upon the request of the Agent, make publicly available other information) and will take such further action as the Agent may reasonably request, all to the extent required from time to time to enable the Agent to sell any or all of the A Shares without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time (or any successor thereto) or (ii) any other rule or regulation adopted by the SEC. Upon the reasonable request of the Agent, the Chargor agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will deliver to the Agent a written statement as to whether it has complied with such requirements and will, at its expense, forthwith upon the request of the Agent, deliver to the Agent a certificate, signed by OEH's principal financial officer, stating (a) OEH's name, address and telephone number, (b) OEH's Internal Revenue Service identification number, (c) OEH's SEC file number, (d) the number of shares of each class of capital stock outstanding as shown by the most recent report or statement published by OEH, and (e) whether OEH has filed the reports required to be filed under the Exchange Act for a period of at least ninety (90) days prior to the date of such certificate and in addition has filed the most recent annual report required to be filed thereunder.

       (i)    Assignment of Registration Rights

The rights pursuant to this Clause 15.4 may be assigned (but only with all related obligations) by the Agent to a transferee or assignee of at least five percent (5%) of the then outstanding A Shares, provided OEH is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the A Shares with respect to which such rights are being assigned.

       (j)    Lock-up Agreement

If an offering pursuant to Clause 15.4(a) through (k), inclusive involves an underwritten offering of Shares on or after the occurrence of a Sales Date, the Chargor agrees to use its commercially reasonable best efforts, including through using its voting rights and board representation, to procure that OEH will, and the Chargor agrees that it shall, enter into a lock-up agreement with the underwriter or underwriters of such offering containing provisions of the type customarily employed in such agreements with respect to registered public offerings underwritten by nationally-recognized underwriting firms.

       (k)    Specific Performance

The parties agree that, to the extent permitted by law, (i) the obligations imposed on them in this Clause 15.4(a) through (k) inclusive are special, unique and of an extraordinary character, and that in the event of a breach by any such party damages would not be an adequate remedy; (ii) each of the other parties shall be entitled to specific performance and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity; and (iii) any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief is hereby waived.

15.5   Exclusivity

The rights of the Agent as attorney hereby granted pursuant to clause 15 are separate and mutually exclusive from those granted to the Trustee pursuant to clause 14.

Expenses

16.1 The Chargor agrees that it shall pay to the Trustee, on demand, all costs, fees and expenses (including, but not limited to, legal fees and expenses) and taxes thereon incurred by the Trustee, or for which the Trustee may become liable in connection with:

       16.1.1 the negotiation, preparation and execution of this Charge;

       16.1.2 the preserving or enforcing of, or attempting to preserve or enforce, any of the rights under this Charge or the priority hereof;

       16.1.3 any variation of, or amendment or supplement to, any of the terms of this Charge; and/or

       16.1.4 any consent or waiver required from the Trustee in relation to this Charge,

       and, in any case referred to in clauses 16.1.3 and 16.1.4, regardless of whether the same is actually implemented, completed or granted, as the case may be.

Notices

17.1 Any notice required to be given hereunder shall be in writing and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this clause). Any notice sent by post as provided in this clause shall be deemed to have been served five Business Days after dispatch and any notices sent by facsimile as provided in this clause shall be deemed to have been served at the time of dispatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of facsimile that such facsimile was duly dispatched to a current facsimile number of the addressee. The addresses for notice of each of the Parties is as follows:


       in the case of the Chargor, to:

       Sea Containers Ltd. c/o Sea Containers Services Limited, 20 Upper Ground, London SE1 9PF

       Attention: Company Secretary Fax number 44 0207 805 5900.




       in the case of the Agent, to:

       Citibank International Plc
       Citigroup Centre,
       Canada Square
       Canary Wharf
       London E14 5LB

       Attention: Loans Agency Fax number 44 0207 500 4482 / 4484.






       in the case of the  Custodian, to:

       Citibank, N.A.
       5 Carmelite Street
       London
       EC4Y OPA

       Attention:Specialised Agency Group Fax number 44 0207 508 3883.


       in the case of the Trustee, to:

       Citicorp Trustee Company Limited
       Citigroup Centre
       Canada Square
       Canary Wharf
       London  E14 5LB

       Attention: Agency and Trust  Fax number 44 0207 500 5857.

       In the case of the Agent, to:

       Citigroup Centre
       33 Canada Square
       Canary Wharf
       London  E14 5LB

       Attention: Loans Agency  Fax number 44 207 500 4482/4484.

Assignments

18.1 This Charge shall be binding upon and shall enure to the benefit of the Chargor and the Trustee and each of their respective successors and (subject as hereinafter provided) assigns and references in this Charge to any of them shall be construed accordingly.

18.2 The Chargor may not assign or transfer all or any part of its rights and/or obligations under this Charge without the prior written consent of the Trustee, and any such purported assignment or transfer, without such consent, shall be void.

18.3 The Trustee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee or successor without the consent of the Chargor. The Trustee shall notify the Chargor promptly following any such assignment or transfer or appointment of a successor.






Miscellaneous

19.1 The Trustee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Trustee under this Charge in relation to the Charged Portfolio or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Trustee may think fit. The Trustee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Trustee has acted without gross negligence or dishonesty in selecting such delegate.

19.2 If any of the clauses, conditions, covenants or restrictions (the "Provision") of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then the Provision shall apply with such deletion or modification as may be necessary to make all valid and effective.

19.3 This Charge (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and no variations hereof shall be effective unless made in writing and signed by each of the Parties.

19.4 This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

19.5 The powers provided in this deed are cumulative with and not exclusive of powers provided by law or equity independently of this deed.



Law and Jurisdiction

20.1 This Charge shall be governed by and construed in accordance with the laws of Bermuda and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda provided that nothing in this clause shall affect the right of the Trustee to serve process in any manner permitted by law or limit the right of the Trustee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Trustee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.








IN WITNESS whereof the parties hereto have caused this Charge to be duly executed as a deed the day and year first before written


The Common Seal of SEA CONTAINERS LTD.       )
was hereunto affixed in the                  )
the presence of:                             )

Name: ________________________________________

Title:  ______________________________________

Name: ________________________________________

Title:   _____________________________________

Executed and Delivered as a Deed             )
CITIBANK, N.A.                               )

By: __________________________________________

Name:    _____________________________________

Title:    ____________________________________

Name: ________________________________________

Title:   _____________________________________



Executed and Delivered as a Deed             )
CITICORP TRUSTEE COMPANY LIMITED             )

By: __________________________________________

Name:  _______________________________________

Title:    ____________________________________

Name:  _______________________________________

Title:     ___________________________________







Executed and Delievered as a Deed            }
CITIBANK INTERNATIONAL PLC                   }

By: __________________________________________

Name:  _______________________________________

Title:    ____________________________________

Name:  _______________________________________

Title:     ___________________________________

                                    EXHIBIT A
                               NOTICE OF TRANSFER


[DATE]

To:

Citibank International PLC
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB
Fax number: +44 207 500 4482
Attention: Loans Agency

Citibank N.A.
5 Carmelite Street
London EC4Y OPA
Attention: Specialised Agency Group
Fax Number: +44 207 508 3883

Copied to:

Citicorp Trustee Company Limited
14th Floor
Citigroup Centre,
Canada Square
Canary Wharf
London E14 5LB
Fax: +44 207 500 5857
Attention: Agency and Trust
Security Agreement
We refer to the Security Agreement, dated [December __], between Sea Containers Limited, as Chargor, and Citicorp Trustee Company Limited, as the Trustee (the "Security Agreement"). Capitalized terms used but not defined herein will have the meanings assigned thereto in the Security Agreement. This notice is being provided to you in accordance with Clause 5.2 of the Security Agreement. The Custodian is instructed to deliver the following securities from the Account:


[Description of Shares:                              ]

Transfer to :

[Name] [Address]

Transfer instructions to be received by the Custodian and the Trustee by close of business (London time) one Business Day before the value date of the intended transfer.
Yours sincerely,
....................................................
For and on behalf of the Chargor

COUNTERSIGNATURE BY AGENT
We confirm that (a) no Event of Default has occurred and is continuing and (b) the aggregate of the Market Value of the Secured exceeds the Required Security Coverage Amount.
....................................................
For and on behalf of the Agent

                                    EXHIBIT B
                               NOTICE OF TRANSFER


[DATE]

To:

Citibank International PLC
Citigroup Centre
33 Canada Square
Canary Wharf
London E14 5LB
Fax number: +44 207 500 4482
Attention: Loans Agency

Citibank N.A.
5 Carmelite Street
London EC4Y OPA
Attention: Specialised Agency Group
Fax Number: +44 207 508 3883

Copied to:

Citicorp Trustee Company Limited
14th Floor
Citigroup Centre,
Canada Square
Canary Wharf
London E14 5LB
Fax: +44 207 500 5857
Attention: Agency and Trust
Security Agreement
We refer to the Security Agreement, dated [December __], between Sea Containers Limited, as Chargor, and Citicorp Trustee Company Limited, as the Trustee (the "Security Agreement"). Capitalized terms used but not defined herein will have the meanings assigned thereto in the Security Agreement. This notice is being provided to you in accordance with Clause 5.2 of the Security Agreement. The Custodian is instructed to deliver the following securities from the Account:


[Description of Shares:                              ]

Transfer to :

[Name] [Address]

This is a sale of Secured Shares pursuant to Clause 20.2 (a)(ii) of the Facility Agreement and we instruct the Custodian to deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares) of the Facility Agreement.
Transfer instructions to be received by the Custodian and the Trustee by close of business (London time) one Business Day before the value date of the intended transfer.
Yours sincerely,
....................................................
For and on behalf of the Chargor

COUNTERSIGNATURE BY CUSTODIAN
We confirm that this is a sale by the Chargor of Secured Shares pursuant to Clause 20.2 (a)(ii) of the Facility Agreement and we shall deposit an amount equal to the purchase price of such securities into the Mandatory Prepayment Account in accordance with Clause 7.8 (Mandatory Prepayment and Cancellation - Secured Shares) of the Facility Agreement.
....................................................
For and on behalf of the Custodian